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                                                                    EXHIBIT 99.2
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                                OHM CORPORATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                  TO BE HELD ON THURSDAY, JUNE 11, 1998
             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                OHM CORPORATION

  The undersigned hereby appoints each of Anthony J. DeLuca and James G. Kirk as proxies with full power of substitution, and hereby authorizes each of them to present and vote, as designated on the reverse side of this card, all the shares of Common Stock, $0.10 par value, of OHM Corporation (the "Company"), held of record by the undersigned on May 11, 1998, at the Special Meeting of Shareholders of OHM (the "Special Meeting") to be held at International Technology Corporation, located at 2790 Mosside Boulevard, Monroeville, Pennsylvania 15146, on Thursday, June 11, 1998, at 12:00 p.m., Eastern time, and at any and all adjournments or postponements thereof.

  THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS PROXY CARD. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF OHM CORPORATION.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE
                               ENCLOSED ENVELOPE
                              (See reverse side)
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                                                                    Please mark
                                                                    your votes
                                                                [X]  as shown

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 15, 1998, AMONG OHM CORPORATION, INTERNATIONAL TECHNOLOGY CORPORATION AND IT-OHIO, INC.

             FOR [_]       AGAINST [_]       ABSTAIN [_]

2. IN THE DISCRETION OF THE PROXYHOLDERS WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER MATTERS THAT WILL BE PRESENTED AT THE SPECIAL MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE.


Signature(s): ____________________________________________________________

Date: ____________________________________________________________________

Signature(s): ____________________________________________________________

Date: ____________________________________________________________________

NOTE: Please sign exactly as your name(s) appears on your stock certificate(s). If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. If shares of stock are held of record by a partnership, the proxy should be executed by a duly authorized officer of the partnership. Executors, administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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